    Exhibit 99.1
CIRCOR Reports Financial Results for Second Quarter Ended July 2, 2023

Burlington, Mass., August 10, 2023

CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or “the Company”), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced financial results for the second quarter ended July 2, 2023.

Q2 2023 Overview (compared with Q2 2022):
•Revenue of $209 million up 9% both reported and organically
▪Aerospace & Defense revenue of $74 million, up 9% both reported and organically
▪Industrial revenue of $135 million, up 9% both reported and organically
•Orders of $236 million, up 13% reported and 14% organically
▪Aerospace & Defense orders of $95 million, up 38% both reported and organically
▪Industrial orders of $141 million, up 1% reported and 2% organically
•GAAP operating income of $9.5 million, down 20%
•GAAP operating margin of 4.6%, down 160 bps
•Adjusted operating income excluding impact of deemed contract termination due to Russia sanctions of $29.1 million, up 75%
•Adjusted operating margin excluding impact of deemed contract termination due to Russia sanctions of 13.9%, up 520 bps

President and CEO Tony Najjar said, "Strong orders momentum continued in the second quarter, reflecting our team's focus on customers and the execution of our growth strategy. Our team delivered solid organic orders growth of 14%, primarily driven by our Aerospace and Defense segment. We benefited from the continued recovery in the commercial aerospace market, strength in our Naval Defense programs, Industrial aftermarket, and value pricing in both the foremarket and aftermarket. Our backlog at the end of Q2 2023 was up 27% to a record $604 million.”

“Our value pricing initiatives, cost controls, and simplification actions continued to serve as growth and margin expansion levers during the quarter," Mr. Najjar continued. "We delivered a 75% increase in second-quarter adjusted operating income and a 520 basis-point improvement in adjusted operating margin excluding an adjustment to reverse prior periods reported revenue on a contract deemed to be terminated due to Russia sanctions. Our year-over-year results represented another step change in margin performance driven by the significant margin expansion in our Industrial and A&D segments. With the actions taken, and our team’s continued operating discipline and focus on our customers, we believe we are well positioned to deliver sustained growth and margin expansion.”

In light of the pending transaction with CubeBid Co, Inc., which is an affiliate of investment funds managed by KKR, the Company will not conduct an earnings call this quarter or give forward-looking guidance. The Company currently expects to complete the transaction in the fourth quarter of 2023.

The financial statements and the Quarterly Report Form 10-Q are available on the CIRCOR investor relations website, https://investors.circor.com/, and on the U.S. Securities and Exchange Commission website, www.sec.gov.

Selected Consolidated Results
(unaudited)

($ millions except EPS)	Q2 2023	Q2 2022	Change	Q2 YTD 2023	Q2 YTD 2022	Change
Revenue[1]	$208.8	$191.4	9%	$411.9	$377.0	9%
GAAP operating income	9.5	11.9	(20)%	27.5	0.1	27400%
Adjusted operating income[2]	29.1	16.6	75%	57.4	27.0	113%
GAAP operating margin	4.6%	6.2%	-160 bps	6.7%	—%	670 bps
Adjusted operating margin[3]	13.9%	8.7%	520 bps	13.9%	7.2%	670 bps
GAAP (loss) income per share	$(0.42)	$0.19	(321)%	$(0.44)	$(0.86)	49%
Adjusted earnings per share (diluted)[4]	$0.57	$0.32	78%	$1.10	$0.37	197%
Operating cash flow	2.1	(3.6)	159%	(11.8)	(19.5)	39%
Adjusted free cash flow[5]	(2.9)	(9.1)	68%	(19.5)	(28.6)	32%
Orders[6]	$236.4	$208.4	13%	$478.5	$430.0	11%

Segment Results
(unaudited)

($ in millions)	Q2 2023	Q2 2022	Change	Q2 YTD 2023	Q2 YTD 2022	Change
Aerospace & Defense
Revenue	$73.5	$67.3	9%	$142.1	$130.6	9%
Segment operating income	15.2	13.6	12%	30.0	24.9	20%
Segment operating margin	20.7%	20.2%	50 bps	21.1%	19.0%	210 bps
Orders[6]	$95.4	$69.0	38%	$179.8	$146.9	22%

Industrial
Revenue[1]	$135.3	$124.1	9%	$269.8	$246.4	9%
Segment operating income[2]	15.6	8.5	84%	36.0	15.3	135%
Segment operating margin[3]	11.6%	6.8%	480 bps	13.4%	6.2%	720 bps
Orders[6]	$141.0	$139.4	1%	$298.7	$283.1	6%

Net Debt and Leverage
(unaudited)

	2022				2023
($ in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr

NET DEBT[7]	$486.6	$487.9	$475.8	$452.7	$467.5	$470.9

Adjusted EBITDA (TTM8)	77.8	83.2	96.0	108.3	124.5	138.8

Net Leverage[9]	6.3x	5.9x	5.0x	4.2x	3.8x	3.4x

1.     Consolidated and Industrial segment revenues for Q2 2023 and Q2 2022 included $0.0 million and $0.2 million respectively, relating to our Pipeline Engineering business.
2.      Adjusted operating income is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating income and Industrial segment operating income for the Q2 2023 and Q2 2022 included $0.1 million and $(1.1) million, respectively, relating to our Pipeline Engineering business. Adjusted operating income for Q2 2023 excludes the impact of a deemed contract termination due to Russia sanctions of $5.4 million.

3.      Adjusted operating margin is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating margin for Q2 2023 and Q2 2022 included 0% and (493)%, respectively, relating to our Pipeline Engineering business. Adjusted operating margin for Q2 2023 excludes the impact of a deemed contract termination due to Russia sanctions.
4.     Adjusted earnings per share (diluted) is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted earnings per share and our segment results for Q2 2023 exclude net loss from non-cash acquisition-related intangible amortization and special and restructuring charges of $19.5 million, consisting of (i) $9.0 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $4.2 million of special charges related to the evaluation of strategic alternatives for the Company;(iii) the impact of a deemed contract termination of $5.4 million due to government sanctions placed on Russia in May 2023; (iv) $0.6 million receivable write off due to the deemed contract termination of the Russia order; and (v) other special and restructuring charges net of $0.4 million. Adjusted earnings per share and our segment results for Q2 2022 exclude net loss from non-cash acquisition-related intangible amortization and special and restructuring charges of $4.7 million, consisting of (i) $10.4 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $5.0 million of special charges related to the amendment of the credit agreement; (iii) $5.0 million of costs due to the investigation into the accounting irregularities of the Pipeline Engineering business and incremental professional services incurred due to the restatement; (iv) $0.9 million of special charges related to the evaluation of strategic alternatives for the company; (v) net restructuring charges of $4.7 million comprised of $5.3 million of CTA loss offset by other adjustments of $0.6 million due to the deconsolidation of the Pipeline Engineering businesses; (vi) other special and restructuring charges net of $0.7 million; and (vii) a gain of $22.0 million on the sale of real estate located at Walden, New York and Tampa, Florida.
5.     Adjusted free cash flow, a non-GAAP financial measure, is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales and third party funding, from GAAP operating cash flow. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release.
6.    Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. Consolidated and Industrial segment orders for both Q2 2023 and Q2 2022 included $0.0 million relating to our Pipeline Engineering business.
7.     Net Debt, a non-GAAP financial measure, is calculated as gross debt (Term Loan B and revolvers) less cash or cash equivalents. Refer to "Use of Non-GAAP Financial Measures" for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release.
8.    TTM is defined as trailing twelve months.
9.    Net Leverage, a non-GAAP financial measure, is defined as a calculated measure of net debt (as defined above) divided by adjusted EBITDA (TTM). Refer to "Use of Non-GAAP Financial Measures" for an explanation of our non-GAAP financial measures.

Use of Non-GAAP Financial Measures
In this press release, the Company uses the non-GAAP financial measures adjusted net income, adjusted EBITDA, adjusted operating income, adjusted operating margin, adjusted earnings per share, adjusted free cash flow, net debt, and net leverage. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures can also assist investors and others in comparing CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner.

We exclude costs and tax effects associated with special and restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to special and restructuring activities are not indicative of our normal operating costs. We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations. We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs. We also exclude the impact of a deemed contract termination as a result of Russia sanctions because we do not believe this is indicative of normal operations.

Due to the significance of recently sold or exited businesses and to provide a comparison of changes in our revenue and orders (an operating measure), we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to July 2, 2023 were completed on January 1, 2022 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,100 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Additional Information and Where to Find It
This press release does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, CIRCOR filed a definitive proxy statement regarding the proposed transaction (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 17, 2023 and mailed the Proxy Statement to stockholders of the Company entitled to vote at the Special Meeting on or around July 17, 2023. CIRCOR may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that may be filed by CIRCOR with the SEC.

BEFORE MAKING ANY VOTING DECISION, CIRCOR’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY CIRCOR WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a CIRCOR stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in CIRCOR’s Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement and other documents CIRCOR files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. CIRCOR makes available free of charge on its investor relations website at investors.circor.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among CIRCOR, Cube BidCo, Inc., a Delaware corporation (“Parent”), and Cube Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), dated as of June 5, 2023, as amended as of June 26, 2023 and June 29, 2023 (the “Merger Agreement” ), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation
CIRCOR and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from CIRCOR’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of CIRCOR’s directors and executive officers in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 15, 2023. To the extent the holdings of CIRCOR’s securities by CIRCOR’s directors and executive officers have changed since the amounts set forth in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from CIRCOR’s stockholders in connection with the proposed transaction, which may, in some cases, be different than those of CIRCOR’s stockholders generally, by reading the Proxy Statement and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the CIRCOR’s website at investors.circor.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including with respect to the Company’s expectations for its performance in 2023 or relating to the Company’s pending transaction with CubeBid Co, Inc. are forward-looking statements. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to the inability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks, uncertainties as to the timing of the proposed transaction with CubeBid Co, Inc., uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction, and other similar matters, and the risks detailed from time to time in the Company’s periodic reports filed with the Securities Exchange Commission. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its 2022 Annual Report on Form 10-K and the Risk Factor included in Part II Item 1A in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2023, which can be accessed under the “Investors” link of the Company’s website at www.circor.com. These forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409

CIRCOR INTERNATIONAL, INC
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net revenues	$208,809	$191,376	$411,906	$377,031
Cost of revenues	140,224	133,171	269,255	263,543
Gross profit	68,585	58,205	142,651	113,488
Selling, general and administrative expenses	53,846	52,057	108,511	110,127
Special and restructuring charges (recoveries), net	5,195	(5,730)	6,680	3,272
Operating income	9,544	11,878	27,460	89
Other expense (income):
Interest expense, net	14,957	10,203	29,485	19,659
Other (income), net	(1,130)	(1,638)	(916)	(2,924)
Total other expense, net	13,827	8,565	28,569	16,735
(Loss) income before income taxes	(4,283)	3,313	(1,109)	(16,646)
Provision for (benefit from) income taxes	4,288	(647)	7,869	875
Net (Loss) income	$(8,571)	$3,960	$(8,978)	$(17,521)

Basic (loss) income per common share:
Net (loss) income per share	$(0.42)	$0.19	$(0.44)	$(0.86)

Diluted (loss) income per common share:
Diluted (loss) income per common share	$(0.42)	$0.19	$(0.44)	$(0.86)

Weighted-average common shares
Basic	20,392	20,361	20,380	20,336
Diluted	20,392	20,428	20,380	20,336

CIRCOR INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	July 2, 2023	July 3, 2022
OPERATING ACTIVITIES
Net loss	$(8,978)	$(17,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,769	10,056
Amortization	15,941	18,580
Change in provision for bad debt expense	(403)	(221)
Write down of inventory	1,938	1,181
Compensation expense for share-based plans	2323	375
Loss on debt extinguishment	—	4,977
Amortization of debt issuance costs	1,951	1,649
(Gain) on sale of real estate	—	(22,008)
Other impairment charges	—	8,011
Loss on deconsolidation charges	—	4,675
Changes in operating assets and liabilities:
Trade accounts receivable	266	3,283
Inventories	(28,112)	(20,548)
Prepaid expenses and other assets	(7,552)	(16,947)
Accounts payable, accrued expenses and other liabilities	1,036	4,941
Net cash used in operating activities	(11,821)	(19,517)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,054)	(9,133)
Proceeds from the sale of property, plant and equipment	39	80
Proceeds from sale of real estate	—	26,433
Supplier funding (Note 2)	3,386	—
Proceeds from beneficial interest of factored receivables	2,197	2,336
Net cash (used in) provided by investing activities	(5,432)	19,716
FINANCING ACTIVITIES
Proceeds from long-term debt	100,050	124,016
Payments of long-term debt	(87,400)	(105,616)
Net change in short-term borrowings	—	(1,573)
Withholding tax payments on net share settlements on equity awards	(472)	(1,187)
Payment of debt issuance costs	—	(16,701)
Net cash provided by (used in) financing activities	12,178	(1,061)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	487	(3,848)
(DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(4,588)	(4,710)
Cash, cash equivalents, and restricted cash at beginning of period	66,724	61,374
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$62,136	$56,664

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data) (unaudited)

	July 2, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,637	$64,275
Trade accounts receivable, net	112,763	109,754
Inventories	166,955	139,786
Prepaid expenses and other current assets	124,379	117,766
Total Current Assets	462,734	431,581
PROPERTY, PLANT AND EQUIPMENT, NET	141,540	141,141
OTHER ASSETS:
Goodwill	119,739	119,847
Intangibles, net	241,131	256,338
Lease right-of-use assets, net	41,005	42,491
Deferred income taxes	508	512
Other assets	20,089	20,777
TOTAL ASSETS	$1,026,746	$1,012,687
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$76,872	$78,778
Accrued expenses and other current liabilities	96,971	84,510
Accrued compensation and benefits	28,413	30,817
Total Current Liabilities	202,256	194,105
LONG-TERM DEBT	510,851	496,534
DEFERRED INCOME TAXES	18,305	18,238
PENSION LIABILITY, NET	87,445	85,968
LONG-TERM LEASE LIABILITIES	37,011	38,480
OTHER NON-CURRENT LIABILITIES	17,830	20,316
COMMITMENTS AND CONTINGENCIES (NOTE 10)
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding at July 2, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,764,256 and 21,736,911 issued at July 2, 2023 and December 31, 2022, respectively	218	218
Additional paid-in capital	457,952	456,102
Accumulated deficit	(187,671)	(178,693)
Common treasury stock, at cost (1,372,488 shares at July 2, 2023 and December 31, 2022)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(42,979)	(44,109)
Total Shareholders’ Equity	153,048	159,046
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,026,746	$1,012,687

CIRCOR INTERNATIONAL, INC.
SUMMARY OF ORDERS AND BACKLOG
(in millions) (unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
ORDERS (1)
Aerospace & Defense	$95.4	$69.0	$179.8	$146.9
Industrial	141.0	139.4	298.7	283.1
Total orders	$236.4	$208.4	$478.5	$430.0

	July 2, 2023	July 3, 2022
BACKLOG (2)
Aerospace & Defense	$247.6	$198.9
Industrial	356.7	278.4
Total backlog	$604.3	$477.3
1. Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Industrial includes $0.0 million and $2.3 million orders in Pipeline Engineering for the three months ended July 2, 2023 and July 3, 2022 respectively.
2. Backlog includes unshipped customer orders for which revenue has not been recognized.

CIRCOR INTERNATIONAL, INC.
SEGMENT INFORMATION
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ORDERS
Aerospace & Defense	$77,890	$69,053	$90,486	$70,778	$308,207	$84,400	$95,410	$179,810
Industrial	143,727	139,370	137,848	178,069	599,014	157,705	141,033	298,738
Total	$221,617	$208,423	$228,334	$248,847	$907,221	$242,105	$236,443	$478,548

NET REVENUES
Aerospace & Defense	$63,370	$67,271	$72,219	$79,855	$282,715	$68,551	$73,528	$142,079
Industrial	122,285	124,105	123,143	134,672	504,204	134,546	135,281	269,827
Total	$185,655	$191,376	$195,362	$214,527	$786,919	$203,097	$208,809	$411,906

SEGMENT OPERATING INCOME
Aerospace & Defense	$11,320	$13,566	$16,891	$21,807	$63,584	$14,714	$15,239	$29,954
Industrial (1)	6,857	8,484	15,717	18,244	49,302	20,402	15,626	36,029
Corporate expenses	(7,770)	(5,485)	(5,301)	(6,828)	(25,384)	(6,743)	(7,157)	(13,901)
Total (2)	$10,407	$16,565	$27,307	$33,223	$87,502	$28,373	$23,708	$52,082

SEGMENT OPERATING MARGIN %
Aerospace & Defense	17.9%	20.2%	23.4%	27.3%	22.5%	21.5%	20.7%	21.1%
Industrial (1)	5.6%	6.8%	12.8%	13.5%	9.8%	15.2%	11.6%	13.4%
Total (2)	5.6%	8.7%	14.0%	15.5%	11.1%	14.0%	11.4%	12.6%

(1) Industrial Segment operating income and Industrial segment operating margin % for the second quarter of 2023 include the impact of a deemed contract termination due to Russia sanctions of $5.4 million, excluding this impact segment operating income and margin % would have been $21.0 million and 15.5%, respectively for the second quarter of 2023.
(2) Total segment operating income and total segment operating margin % for the second quarter of 2023 include the impact of a deemed contract termination due to Russia sanctions of $5.4 million, excluding this impact segment operating income and margin % would have been $29.1 million and 13.9%, respectively for the second quarter of 2023.

	2022					2023
Pipeline Engineering[1]	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ORDERS - Industrial	$2,260	$—	$—	$—	$2,260	$—	$—	$—
NET REVENUES - Industrial	$3,012	$218	$8	$11	$3,249	$—	$(9)	$(9)
SEGMENT OP. INC. -Industrial	$(3,190)	$(1,074)	$(150)	$26	$(4,388)	$125	$104	$229
Segment Operating Margin %	(105.9)%	(492.7)%	(1875.0)%	236.4%	(135.1)%

1. Quantifies the impact of the Pipeline Engineering business on the Industrial Segment.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(15,924)	$(3,593)	$(9,815)	$28,511	$(821)	$(13,926)	$2,105	$(11,821)
LESS
Capital expenditures, net of sale proceeds[1]	3,592	5,461	4,156	8,675	21,884	2,637	4,992	7,629
ADJUSTED FREE CASH FLOW	$(19,516)	$(9,054)	$(13,971)	$19,836	$(22,705)	$(16,563)	$(2,887)	$(19,450)

Gross Debt	$547,681	$543,100	$522,975	$516,925	$516,925	$519,600	$529,575	$529,575
Less: Cash & Cash equivalents	61,122	55,238	47,131	64,275	64,275	52,080	58,637	58,637
NET DEBT	$486,559	$487,862	$475,844	$452,650	$452,650	$467,520	$470,938	$470,938

TOTAL SHAREHOLDERS' EQUITY	$110,321	$103,663	$122,082	$159,046	$159,046	$161,238	$153,048	$153,048

GROSS DEBT AS % OF EQUITY	496%	524%	428%	325%	325%	322%	346%	346%
NET DEBT AS % OF EQUITY	441%	471%	390%	285%	285%	290%	308%	308%

1. Includes capital expenditures, net of proceeds of asset sales and third-party funding for asset purchases from GAAP operating cash flow.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
NET (LOSS) INCOME	$(21,481)	$3,960	$31,470	$5,439	$19,388	$(407)	$(8,571)	$(8,978)
LESS:
Restructuring related inventory charges (recoveries), net	2,757	—	—	—	2,757	—	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(47)	(263)
Acquisition amortization	9,391	9,178	9,118	8,651	36,338	7,920	8,010	15,930
Acquisition depreciation	1,045	1,239	1,335	995	4,614	1,053	959	2,012
Special charges (recoveries), net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	5,242	6,942
Deemed contract termination due to Russia sanctions	—	—	—	—	—	—	5,351	5,351
Income tax impact	384	(2,207)	(2,066)	(2,739)	(6,628)	843	820	1,663
ADJUSTED NET INCOME	$1,099	$6,440	$14,155	$15,762	$37,456	$10,893	$11,764	$22,657

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(1.06)	$0.19	$1.54	$0.27	$0.95	$(0.02)	$(0.42)	$(0.44)
LESS:
Restructuring related inventory charges	0.14	—	—	—	0.14	—	—	—
Restructuring charges (recoveries), net	0.32	0.23	(0.01)	—	0.54	(0.01)	—	(0.01)
Acquisition amortization	0.46	0.45	0.45	0.42	1.78	0.39	0.39	0.78
Acquisition depreciation	0.05	0.06	0.07	0.05	0.23	0.05	0.05	0.10
Special charges (recoveries), net	0.13	(0.51)	(1.25)	0.16	(1.47)	0.08	0.26	0.34
Deemed contract termination due to Russia sanctions	—	—	—	—	—	—	0.26	0.26
Income tax impact	0.02	(0.11)	(0.10)	(0.13)	(0.32)	0.04	0.03	0.07
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.05	$0.32	$0.69	$0.77	$1.83	$0.53	$0.57	$1.10

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL

NET (LOSS) INCOME	$(21,481)	$3,960	$31,470	$5,439	$19,388	$(407)	$(8,571)	$(8,978)
LESS:
Interest expense, net	9,456	10,203	11,821	13,405	44,886	14,528	14,957	29,485
Depreciation	5,000	5,056	4,956	4,679	19,691	4,712	5,057	9,769
Amortization	9,397	9,183	9,124	8,656	36,360	7,925	8,016	15,941
Provision for (benefit from) income taxes	1,523	(647)	1,661	1,742	4,279	3,581	4,288	7,869
EBITDA	$3,895	$27,755	$59,032	$33,921	$124,604	$30,339	$23,747	$54,086
LESS:
Restructuring related inventory charges (recoveries)	2,757	—	—	—	2,757	—	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(47)	(263)
Deemed contract termination due to Russia sanctions	—	—	—	—	—	—	5,351	5,351
Special charges (recoveries), net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	5,242	6,942
ADJUSTED EBITDA	$15,655	$22,025	$33,330	$37,337	$108,348	$31,823	$34,293	$66,116

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL

OPERATING (LOSS) INCOME	$(11,789)	$11,878	$42,556	$20,161	$62,806	$17,916	$9,544	$27,460
LESS:
Restructuring related inventory charges (recoveries)	2,757	—	—	—	2,757	—	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(47)	(263)
Acquisition amortization	9,391	9,178	9,118	8,651	36,338	7,920	8,010	15,930
Acquisition depreciation	1,045	1,239	1,335	995	4,614	1,053	959	2,012
Special charges (recoveries), net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	5,242	6,942
Deemed contract termination due to Russia sanctions	—	—	—	—	—	—	5,351	5,351
ADJUSTED OPERATING INCOME	$10,407	$16,565	$27,307	$33,223	$87,502	$28,373	$29,059	$57,432

OPERATING MARGIN	(6.3)%	6.2%	21.8%	9.4%	8.0%	8.8%	4.6%	6.7%
LESS:
Restructuring related inventory charges (recoveries)	1.5%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%	0.0%
Restructuring charges (recoveries), net	3.5%	2.5%	(0.1)%	0.0%	1.4%	(0.1)%	0.0%	(0.1)%
Acquisition amortization	5.1%	4.8%	4.7%	4.0%	4.6%	3.9%	3.8%	3.9%
Acquisition depreciation	0.6%	0.6%	0.7%	0.5%	0.6%	0.5%	0.5%	0.5%
Special charges (recoveries), net	1.4%	(5.4)%	(13.1)%	1.5%	(3.8)%	0.8%	2.5%	1.7%
Deemed contract termination due to Russia sanctions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.6%	1.3%
ADJUSTED OPERATING MARGIN	5.6%	8.7%	14.0%	15.5%	11.1%	14.0%	13.9%	13.9%

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

Q2'23 Organic Orders and Revenue

	CIRCOR			Aerospace & Defense			Industrial
	2Q 23	2Q 22	Variance	2Q 23	2Q 22	Variance	2Q 23	2Q 22	Variance
Orders	$236,443	$208,423	13%	$95,410	$69,053	38%	$141,033	$139,370	1%
FX	388			(355)			743
Organic	$236,831	$208,423	14%	$95,055	$69,053	38%	$141,776	$139,370	2%

	CIRCOR			Aerospace & Defense			Industrial
	2Q 23	2Q 22	Variance	2Q 23	2Q 22	Variance	2Q 23	2Q 22	Variance
Revenue	$208,809	$191,376	9%	$73,528	$67,271	9%	$135,281	$124,105	9%
FX	94			(288)			382
Organic	$208,903	$191,376	9%	$73,240	$67,271	9%	$135,663	$124,105	9%

Note regarding financial statements: Financial amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.